UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2016 (May 5, 2016)

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

W. R. Grace & Co. (the “Company”) held its Annual Meeting of Stockholders on May 5, 2016 (the “Annual Meeting”). The holders of a total of 61,355,140 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 86.86% of the voting power entitled to vote at the meeting. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, are as follows:

1.	The stockholders elected the following nominees to the Board of Directors, by the following votes:

	For	Against	Abstain	Broker Non-Votes
Diane H. Gulyas	56,912,550	349,172	21,815	4,071,603
Jeffry N. Quinn	39,914,655	17,334,078	34,804	4,071,603

2.
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by the following vote:

For	Against	Abstain	Broker Non-Votes
60,944,524	326,105	84,511	—

3.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy Statement by the following vote:

For	Against	Abstain	Broker Non-Votes
56,347,900	860,504	75,133	4,071,603

In 2015, the Company’s stockholders approved, on a non-binding advisory basis, that the advisory vote on the frequency of the advisory vote to approve named executive officer compensation shall occur every year. In light of the foregoing vote, the Board of Directors of the Company decided that the Company will include a stockholder vote on the compensation of executives in its proxy materials each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Michael W. Conron

Michael W. Conron
Assistant Secretary

Dated: May 10, 2016